UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2006

GREAT SOUTHERN BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (417) 887-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02.  Results of Operations and Financial Condition

          On January 23, 2006, Great Southern Bancorp, Inc. (the "Company") issued a press release announcing that it will restate certain of its historical financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 and years ended December 31, 2004, 2003, 2002 and 2001. As described in Item 4.02 below, the restatement of this financial information relates to correction of prior accounting errors relating to certain interest rate swaps associated with brokered certificates of deposit ("CDs"). As a result, the previously issued financial statements should no longer be relied upon.

          A copy of the Company's press release related to its revised financial results is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

         On January 23, 2006, the Company also issued a press release announcing its preliminary earnings for the quarter and year ended December 31, 2005. A copy of the press release, including unaudited financial information released as a part thereof, is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

          On January 18, 2006, management and the Audit Committee of the Board of Directors of the Company determined that the Company's financial statements as of and for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, and as of and for the years ended December 31, 2004, 2003, 2002 and 2001, should no longer be relied upon as a result of the accounting treatment applied by the Company in connection with certain interest rate swaps associated with brokered CDs.

          Since mid-2000, the Company has entered into interest rate swap agreements to hedge the interest rate risk inherent in certain of its brokered certificates of deposit (CDs). From the inception of the hedging program, the Company has applied a method of fair value hedge accounting under Statement of Financial Accounting Standards ("SFAS") 133 to account for the CD swap transactions that allowed the Company to assume the effectiveness of such transactions (the so-called "short-cut" method). The Company has recently concluded, in conjunction with BKD, LLP, its independent registered public accounting firm at all relevant times, that the CD swap transactions did not qualify for this method in prior periods because the method to pay the related CD broker placement fee was determined, in retrospect, to have caused the swap to not have a fair value of zero at inception (which is required under SFAS 133 to qualify for the "short-cut" method). Although the impact of applying the alternative "long-haul" method of documentation using SFAS 133 and the results under the "short-cut" method are believed to result in no significant difference in the hedge effectiveness of the majority of these swaps, and management believes these interest rate swaps have been effective as economic hedges, hedge accounting under SFAS 133 is not allowed for the affected periods because the proper hedge documentation was not in place at the inception of the hedge.

          The Company is charged a fee in connection with its acquisition of brokered CDs. This fee is not paid separately by the Company to the CD broker, but rather is built in as part of the overall rate on the interest rate swap. In connection with the restatement, the Company has determined that this broker fee should be accounted for separately as a prepaid fee at the origination of the brokered CD and amortized into interest expense over the maturity period of the brokered CD. If the Company calls the brokered CD (at par) prior to maturity, the remaining unamortized broker fee is expensed at that time. The remaining unamortized prepaid broker fees related to these brokered CDs at December 31, 2005, were $6.5 million.

          As a result, the financial statements for all affected periods through December 31, 2005, reflect a cumulative charge of approximately $3.4 million (net of income taxes) to account for the interest rate swaps referred to above as if hedge accounting was never applicable to them. In addition, the fiscal year 2005 and the fourth quarter 2005 financial statements include a charge of approximately $5.1 million and $2.0 million (net of income taxes), respectively, to reflect the same treatment.

          Fair value hedge accounting allows a company to record the change in fair value of the hedged item (in this case, brokered CDs) as an adjustment to income by offsetting the fair value adjustment on the related interest rate swap. Eliminating the application of fair value hedge accounting reverses the fair value adjustments that were made to the brokered CDs. Therefore, while the interest rate swap is recorded on the balance sheet at its fair value, the related hedged items, the brokered CDs, are required to be carried at par. Additionally, the net cash settlement payments received during each of the above periods for these interest rate swaps were reclassified from interest expense on brokered CDs to noninterest income. The impact of this reclassification reduced net interest income (and the net interest margin) in each of the periods and increased noninterest income.

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          The Company's management and Audit Committee have consulted with BKD, LLP, its independent registered public accounting firm at all relevant times subject to this Form 8-K, regarding the matters disclosed in this Form 8-K in reaching the conclusion to restate the financial statements for the above-mentioned periods to reflect the adjustments discussed herein.

          The Company plans to restate its three quarterly financial statements for fiscal 2005 and last four years' financial statements in its Annual Report on Form 10-K for the year ended December 31, 2005, to reflect the proper accounting treatment. This Form 8-K has been filed to reflect a summary of the changes to the balance sheet and income statement line items for the periods included in these reports.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: Not applicable
(b)	Pro Forma Financial Information: Not applicable
(c)	Exhibits
	Number 99.1	Description Press release regarding restatement dated January 23, 2006
	99.2	Press release regarding earnings dated January 23, 2006

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date:	January 24, 2006	By: /s/ Joseph W. Turner Joseph W. Turner, President, Chief Executive Officer and Director

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding restatement dated January 23, 2006
99.2	Press release regarding earnings dated January 23, 2006

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